11





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                                                                      EXHIBIT 11

                     LCS INDUSTRIES, INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER SHARE AND

                          COMMON EQUIVALENT SHARE (B)

                       For the Years Ended September 30,

                                                    1995           1994            1993
                                                ----------      ----------      ----------
Primary earnings per share:
Weighted average shares outstanding ......       4,019,576       3,870,261       3,613,864

Weighted average - dilutive stock options          540,693         240,652         129,398

Shares issuable in connection with the
 acquisition of Catalog Resources, Inc ...         195,096         195,096          97,548 (A)
                                                ----------      ----------      ----------
                                                 4,755,365       4,306,009       3,840,810
                                                ==========      ==========      ==========

Net income ...............................      $6,328,592      $1,374,770      $  625,651

Primary earnings per share and common
 equivalent share ........................      $     1.33      $      .32      $      .16
                                                ----------      ----------      ----------

Fully diluted eamings per share:
Weighted average shares outstanding ......       4,019,576       3,870,261       3,613,864

Weighted average - dilutive stock options          835,286         241,827         135,862

Shares issuable in connection with the
 acquisition of Catalog Resources, Inc. ..         195,096         195,096          97,548 (A)
                                                ----------      ----------      ----------
                                                 5,049,958       4,307,184       3,847,274
                                                ==========      ==========      ==========

Net income ...............................      $6,328,592      $1,374,770      $  625,651

Fully diluted eamings per share and common
 equivalent share ........................      $     1.25      $      .32      $      .16
                                                ==========      ==========      ==========

(A) Acquisition of CRI completed April 1, 1993. Therefore, one-half of the shares issuable represent the weighted average shares for that period.

(B) All shares and equivalent shares reflect the 10% stock dividend paid in January, 1995 and the 2 for 1 stock split paid as a 100% dividend on October 24, 1995.